GREAT PANTHER RESOURCES LIMITED
(the "Company")

CODE OF ETHICS AND BUSINESS CONDUCT

I.        Application and Purpose

This Code of Ethics and Business Conduct (this "Code") applies to all senior officers of the Company (including, but not limited to, the Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer and Controller of the Company) and persons performing similar functions (collectively, the "Senior Officers" and each a "Senior Officer") along with all directors, other officers and employees of the Company and independent contractors and consultants providing services to the Company (the Senior Officers, directors, other officers and employees of the Company and independent contractors and consultants providing services to the Company are hereinafter collectively referred to as the "Employees"). This Code covers a wide range of business practices and procedures and is not intended to be exhaustive, but is instead intended to guide all Employees as to the standards of honest and ethical conduct expected of them.

Any Employee who has any inquiries about this Code or its application should consult with the Chief Executive Officer, the Company’s board of directors (the "Board") or the Company’s audit committee (the "Audit Committee").

The Company has adopted this Code for the purpose of promoting:

1.	honest and ethical conduct, including, but not limited to, the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

2.

full, fair, accurate, timely and understandable disclosure in all reports and documents that the Company files with, or submits to any securities commissions (including, but not limited to, the Securities and Exchange Commission and the British Columbia Securities Commission), any exchanges upon which the Company's securities are traded (including, but not limited to, the Toronto Stock Exchange and the American Stock Exchange), government bodies, self-regulating industry associations or other regulatory agencies (collectively, the "Regulators") and in other public communications made by the Company;

3.	compliance with all applicable laws, rules and regulations of Regulators;

4.	the prompt internal reporting of violations of this Code; and

5.	accountability for adherence to this Code.

II.       Honest and Ethical Conduct

Every Employee owes a duty to the Company to act with integrity. Integrity requires, among other things, being honest and candid. Employees must adhere to a high standard of business ethics and are expected to make decisions and take actions based on the best interests of the Company, as a whole, and not based on personal relationships or benefits. Generally, a "conflict of interest" occurs when an Employee’s personal interests are, or appear to be, inconsistent with, interfere with or are opposed to the best interests of the Company or give the appearance of impropriety.

Business decisions and actions must be made in the best interests of the Company and should not be influenced by personal considerations or relationships. Relationships with the Company’s stakeholders (for example, suppliers, competitors and customers) should not in any way affect an Employee’s responsibility and accountability to the Company. Conflicts of interest can arise when an Employee or a member of his or her family receives improper gifts, entertainment or benefits as a result of the Employee's position in the Company.

Specifically, each Employee must:

1.	act with integrity, which includes, but is not limited to, being honest and candid, while maintaining the confidentiality of information in a manner consistent with the Company’s policies;

2.	avoid violations of this Code, including, but not limited to, actual or apparent conflicts of interest with the Company in personal and professional relationships;

3.

disclose to the Board or the Audit Committee any material transaction or relationship that could reasonably be expected to give rise to a breach of this Code, including actual or apparent conflicts of interest with the Company;

4.

obtain approval from the Board or Audit Committee before making any decisions or taking any actions that could reasonably be expected to involve a conflict of interest or give the appearance of a conflict of interest;

5.	observe both the form and spirit of all laws, regulations and rules of any Regulators that are applicable to the Company and the accounting standards and policies of the Company;

6.	maintain a high standard of accuracy and completeness in the Company’s financial records;

7.	ensure full, fair, timely, accurate and understandable disclosure in the Company's periodic reports required by any Regulator;

8.	report any violations of this Code to the Board or Audit Committee;

9.	proactively promote ethical behaviour among peers in his or her work environment; and

10.	maintain the skills appropriate and necessary for the performance of his or her duties.

III.      Disclosure of Corporation Information

As a result of the Company’s status as a public company, it is required to file periodic and other reports with Regulators, including various securities commissions and stock exchanges. The Company is committed to ensuring that these reports provide the marketplace with full, fair, accurate, timely and understandable disclosure regarding the financial and business condition of the Company, and, as such, all disclosures contained in any reports and documents filed with, or submitted to, any Regulators on behalf of the Company or contained in other public communications made by the Company must be complete and correct in all material respects and understandable by the intended recipient.

Each Senior Officer, in respect of his or her area of responsibility, must be committed to providing timely, consistent and accurate information, in compliance with all legal and regulatory requirements, which disclosure must be maintained consistently and must be communicated in such a manner as to ensure that all parties in the marketplace have equal or similar access to this information.

All of the Company’s books, records, accounts and financial statements must be maintained in sufficient detail so as to accurately and completely reflect the nature of the Company's business, financial condition and transactions, and must conform to both applicable legal requirements and to the Company’s system of internal controls. Unrecorded or "off-the-book" funds, assets or liabilities should not be maintained unless authorized by the Audit Committee and permitted by applicable laws or regulations. Senior Officers involved in the preparation of the Company’s financial statements must prepare those statements in accordance with generally accepted accounting principles, consistently applied, and any other applicable accounting standards and rules so that the financial statements materially, fairly and completely reflect the business transactions and financial statements and related condition of the Company.

Without limiting the generality of the foregoing, each Senior Officer must:

1.	familiarize himself or herself with the disclosure requirements applicable to the Company;

2.	not knowingly misrepresent, or cause others to misrepresent, facts about the Company to other persons, including, but not limited to, Regulators and the Company’s external auditors;

3.	to the extent that he or she participates in the creation of the books and records of the Company, promote the accuracy, fairness and timeliness of those records; and

4.	in relation to his or her area of responsibility, properly review and critically analyse proposed disclosure for accuracy and completeness.

IV.       Confidential Information

Employees must maintain the confidentiality of all confidential information of the Company and of its customers, suppliers, joint venture partners and other parties with whom the Company is considering a business or other transaction, except when disclosure of such is authorized by the Chief Executive Officer, President or Executive Chairman or required or mandated by laws or regulations. Confidential information includes, but is not limited to, all information that has not been generally disclosed to the public. It also includes information that has not been generally disclosed to the public that suppliers, customers and other parties have disclosed to the Company in confidence. An Employee's obligation to preserve the confidentiality of confidential information continues for an indefinite period of time after that Employee's office and/or employment with the Company is ended or terminated, for any reason whatsoever.

Records containing personal data about employees or private information about customers and their employees are deemed to be confidential information. They are to be carefully safeguarded and kept current, relevant and accurate and they should be disclosed only to authorized personnel, as designated from time to time, or as required by law.

All inquiries regarding the Company from non-employees, such as financial analysts, journalists and Regulators, should be directed to the Chief Executive Officer, President or Executive Chairman or the Audit Committee. The Company’s policy is to cooperate with every reasonable request for information from Regulators. At the same time, the Company is entitled to all the safeguards provided by law for the benefit of persons under investigation or accused of wrongdoing, including, but not limited to, legal representation. If a representative of any Regulator seeks an interview or requests access to data or documents of the Company or its employees, suppliers and customers for the purposes of an investigation, the Employee should refer the representative to the Chief Executive Officer, President or Executive Chairman or the Audit Committee. Employees should preserve all materials, including, but not limited to, documents, communications and correspondence, that might relate to any pending or reasonably possible investigation.

V.        Compliance with Laws

The Employees must obey all applicable foreign, federal, state and local laws and the rules and regulations of any Regulator applicable to the business and operations of the Company including The Corruption of Foreign Public Officials Act of Canada and the Foreign Corruption Practices Act of the United States.

Employees who have access to, or knowledge of, material non-public information concerning the Company are prohibited from buying, selling or otherwise trading in the Company’s stock or other securities. "Material non-public information" includes any information concerning the Company or its suppliers and customers, whether positive or negative, that has not yet been generally disclosed to the public and that might be of material significance to an investor in deciding whether to buy or sell stock or other securities of the Company or its suppliers and customers.

Employees also are prohibited from, either directly or indirectly, disclosing material non-public information concerning the Company or its suppliers and customers, to any other person, including family members, other relatives and friends, which may be used by any person in the buying and selling of stock or other securities of the Company or its suppliers and customers.

VI.       Facilitation Payments

Except in the exceptional circumstances listed below, no unlawful or otherwise improper payment or gift is to be made or offered with a view to assisting the Company or its subsidiaries to obtain or retain business, to affect the enactment or enforcement of any laws, or otherwise to obtain favours.

In some countries, public officials may expect “facilitating payments” for performing routine functions. Such payments are illegal and Company personnel may not make them. The only exceptions are “facilitating payments” made to expedite or secure performance by a foreign public official of any act of a routine nature that is part of that person’s duties or functions, provided that such payment may not be made to influence a decision to award new business or to continue doing business with a particular party. Examples of “facilitating payments” that may be made in exceptional circumstances are payments for:

a)	passage at a police road block where payment is required to continue a journey;
b)	issuance of a permit, license or other document to qualify a person to do work;
c)	processing of official documents;
d)	provision of services normally offered to the public; and
e)

provision of services normally provided to the public such as police protection, loading/unloading of cargo, protection of commodities from deterioration or scheduling of inspections related to contract performance or transit of goods.

If the Company personnel are required to make any facilitating payment to a public official, the payment and the circumstances must be documented in a written report, which must be delivered to the President of Great Panther or its legal counsel.

VII.      Management Can Not Override Controls

No employee who exercises supervision or influence over another employee shall direct, request or encourage that other employee to do anything or omit to do anything; the doing of which or the omission of which is contrary to the Code, any other policy, procedure or rule of the Company or any applicable law. You are required to immediately report to the Audit Committee any situation in which any person attempts to direct, request or encourage you to violate the Code, or any other policy, procedure or rule of the Company or any applicable law.

VIII.    Improper Influence over Audit Process by External Auditor

The Company personnel must never improperly influence or attempt to improperly influence any person acting as an external auditor of Great Panther.

IX.       Prohibited Loans to Executives

The Company will not extend any loans or maintain credit, to arrange for the extension of credit, or to renew an extension of credit, directly or indirectly, including through any subsidiary, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of Great Panther in accordance with Section 403 of the Sarbanes-Oxley Act. With the exception that an extension of credit maintained by the Company on the date of enactment of the Act, provided that there is no material modification to any term of any such extension of credit or any renewal of any such extension of credit on or after that date of enactment.

X.        Reporting Actual and Potential Violations of this Code and Accountability for Compliance with this Code

The Board and the Audit Committee are responsible for applying this Code to particular circumstances and each has the authority, in consultation with the other, as applicable, to interpret this Code in respect of any particular circumstance.

Each Employee must:

1.	notify the Company of any existing or potential violation of this Code, and the failure to do so is, itself, a breach of this Code; and

2.	not retaliate, directly or indirectly, or encourage others to do so, against any Employee for reports, made in good faith, of any misconduct or violations of this Code.

The Board and the Audit Committee will take all such actions as either may consider appropriate in the circumstances to fully investigate any breach of the Code. All Employees are required to fully cooperate with any such investigations and to provide truthful and accurate information. If the Board or the Audit Committee determines that a breach has occurred, it must take or authorize any disciplinary or preventative action it deems appropriate after consultation with the Company’s counsel, if appropriate, up to and including termination of employment and the pursuit of legal action against the offending Employee(s) involved. In some circumstances, the Board or the Audit Committee may have a legal or ethical obligation to bring violations of this Code to the attention of appropriate Regulators.

Compliance with this Code may be monitored by audits performed by the Board, Audit Committee, the Company’s legal counsel and/or by the Company’s external auditors. All Employees are required to cooperate fully with any such audits and to provide truthful and accurate information.

Any waiver of this Code for any Employee may be made only by the Board or the Audit Committee and must be promptly disclosed to stockholders and others, as required by any applicable laws and regulations. The Company must disclose changes to this Code in accordance with all applicable laws and regulations.